                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                             RAIT INVESTMENT TRUST
                             ---------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:
                                                    ----------------------------

5) Total fee paid:
                   -------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount Previously Paid:
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2) Form, Schedule or Registration Statement No.:
                                                 -------------------------------

3) Filing Party:
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4) Date Filed:
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

                             RAIT INVESTMENT TRUST
                           c/o RAIT Partnership, L.P.
                         1818 Market Street, 28th Floor
                             Philadelphia, PA 19103

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 2004

To the Shareholders of RAIT INVESTMENT TRUST:

     Notice is hereby given that the annual meeting of shareholders of RAIT INVESTMENT TRUST, a Maryland real estate investment trust (the "Company"), will be held at the Company's offices at 1818 Market Street, 28th Floor, Philadelphia, PA 19103, on Monday, May 10, 2004, at 10:00 A.M., Philadelphia time, for the following purposes:

          1. To elect seven trustees to serve until the next annual meeting of shareholders in 2005.

          2. To ratify the selection of Grant Thornton LLP as independent public accountants for the Company for the fiscal year ending December 31, 2004.

          3. To transact such other business as may properly be brought before the meeting and any adjournment, postponement or continuation thereof.

     Only shareholders of record on the books of the Company at the close of business on March 8, 2004 will be entitled to notice of and to vote at the meeting or any adjournments thereof. A list of shareholders entitled to vote at the meeting will be available for inspection at the offices of the Company at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103. The stock transfer books will not be closed.

     SHAREHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

                                          By order of the Board of Trustees

                                          /s/ JONATHAN Z. COHEN
                                          ---------------------
                                          JONATHAN Z. COHEN,
                                          Secretary

April 5, 2004

                             RAIT INVESTMENT TRUST
                           c/o RAIT Partnership, L.P.
                        1818 Market Street, 28th Floor,
                             Philadelphia, PA 19103

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                    GENERAL

INTRODUCTION

     The annual meeting of shareholders of RAIT Investment Trust (the "Company") will be held on Monday, May 10, 2004, at 10:00 A.M., Philadelphia time, at the Company's offices at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103 for the purposes set forth in the accompanying notice. Only shareholders of record at the close of business on March 8, 2004 will be entitled to notice of and to vote at such meeting.

     This statement is furnished in connection with the solicitation by the Board of Trustees of the Company (the "Board of Trustees") of proxies from holders of the Company's common shares of beneficial interest, par value $0.01 per share (the "Common Shares"), to be used at such meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to the Company, and not revoked, will be voted at the meeting and any and all adjournments thereof.

     This proxy statement and the accompanying form of proxy will be sent on or about April 5, 2004 to shareholders of record as of March 8, 2004.

REVOCATION OF PROXY

     If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company at its Philadelphia address stated herein, by submitting a later dated proxy or by attending the meeting and voting in person.

EXPENSES AND MANNER OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Trustees, officers and regular employees of the Company may solicit proxies either personally, by letter or by telephone. Such trustees, officers and employees will not be specifically compensated for soliciting such proxies. The Company expects to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Shares.

                             VOTING AT THE MEETING

     At the annual meeting, only those holders of Common Shares at the close of business on March 8, 2004, the record date, will be entitled to vote. As of the record date, 23,210,393 Common Shares were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the meeting. Shareholders do not have cumulative voting rights. The Company has an authorized capitalization of 225,000,000 shares of beneficial interest, consisting of 200,000,000 Common Shares and 25,000,000 preferred shares of beneficial interest, par value $0.01 per share.

     The presence at the annual meeting in person or by proxy of holders of outstanding Common Shares entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. In order to be elected as a trustee as described in Proposal 1 below, a nominee must receive a plurality of all the votes cast at the annual meeting at which a quorum is present, which means that the nominees with the most votes are elected. The affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required to ratify the appointment of Grant Thornton LLP as the Company's independent public accountants as described in Proposal 2 below. For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

     Any proxy not specifying to the contrary will be voted FOR: (1) the election of the trustees and (2) the ratification of the selection of Grant Thornton LLP as independent public accountants for the Company for the fiscal year ending December 31, 2004. Should any matters not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment and the proxy form authorizes these persons, in their discretion, to vote upon such other matters as may properly be brought before the meeting or any adjournment, postponement in continuation thereof.

     Common Shares represented at the annual meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. Thus, abstentions are deemed to be present at the annual meeting for the purpose of determining whether a quorum is constituted, but are not deemed to be votes cast at the annual meeting. A failure by brokers to vote Common Shares held by them in nominee name will mean that such Common Shares will not be counted for the purposes of establishing a quorum and will not be voted. If a broker does not receive voting instructions from the beneficial owner of Common Shares on a particular matter and indicates on the proxy delivered with respect to such Common Shares that it does not have discretionary authority to vote on that matter, those Common Shares will be considered as present for the purpose of determining whether a quorum is constituted, but will not be considered cast on any proposal on which they were not voted. Brokers that are member firms of the New York Stock Exchange and who hold Common Shares in street name for customers generally have the discretion to vote those Common Shares with respect to certain matters, including the election of directors and the ratification of the selection of accountants, if they have not received instructions from the beneficial owners. Abstentions and broker "non-votes" are not counted as votes cast on any matter, and will have no effect on the results of the votes with respect to the election of trustees described in Proposal 1 below, the ratification of the selection of Grant Thornton LLP described in Proposal 2 below or with respect to any other matter properly brought before the annual meeting requiring the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present, either in person or by proxy, for approval.

                       PROPOSAL 1.  ELECTION OF TRUSTEES

TRUSTEES

     The By-Laws of the Company provide that the number of trustees shall be fixed by resolution of the Board of Trustees, provided that there shall be a minimum of three and a maximum of nine trustees. During fiscal 2003, the Board of Trustees fixed the number of trustees at seven. All trustees are elected for a term of one year or until their successors are elected and qualified. The Board of Trustees, upon the recommendation of its Nominating and Governance Committee, has nominated Betsy Z. Cohen, Edward S. Brown, Jonathan Z. Cohen, S. Kristin Kim, Arthur Makadon, Joel R. Mesznik and Daniel Promislo for election at the 2004 annual meeting for a term to expire at the 2005 annual meeting or until their successors are elected or appointed. In order to be elected as a trustee, a nominee must receive a plurality of all the votes cast at the annual meeting at which a quorum is present, which means that the nominees with the most votes are elected.

     It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the current trustees. Should any of the nominees become unable or refuse to accept nomination or election as a trustee, it is intended that the persons named as proxies will vote for the election of such other person as the Nominating and Governance Committee of the Board of Trustees may recommend. The Board of Trustees knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

     Information is set forth below regarding the principal occupation of each nominee. There are no family relationships among the trustees, nominees and executive officers of the Company, except that (i) Jonathan Z. Cohen, who is currently the Vice-Chairman of the Board of Trustees, a trustee and the Secretary of the Company, is the son of Betsy Z. Cohen, Chairman of the Board of Trustees and Chief Executive Officer of the Company, and (ii) Jay R. Cohen, Executive Vice President of the Company, is a cousin of Mrs. Cohen.

NAMES OF TRUSTEES, PRINCIPAL OCCUPATIONS AND OTHER INFORMATION

     Betsy Z. Cohen, age 62, has served as the Chairman, Chief Executive Officer and trustee of the Company since its founding in August 1997. Mrs. Cohen has been the Chairman of the Board of The Bancorp Bank ("Bancorp"), a commercial bank, since November 2003 and a director of The Bancorp, Inc. ("Bancorp Inc."), a bank holding company, since September 2000 and the Chief Executive Officer of both Bancorp and Bancorp Inc. since September 2000. Mrs. Cohen served as a Director of Hudson United Bancorp (a bank holding company), the successor to JeffBanks, Inc., from December 1999 until July 2000 and as the Chairman of the Jefferson Bank Division of Hudson United Bank (Hudson United Bancorp's banking subsidiary) from December 1999 through March 2000. Before the merger of JeffBanks, Inc. with Hudson United Bancorp in December 1999, Mrs. Cohen had been Chairman and Chief Executive Officer of JeffBanks, Inc. since its inception in 1981 and also served as Chairman and Chief Executive Officer of each of its subsidiaries, Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (a bank holding company) and its predecessor, Dominion Bancshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a senior partner until 1984. Mrs. Cohen is also a director of Aetna, Inc. (an insurance company), The Maine Merchant Bank, LLC (a merchant bank) and is a trustee of Corporate Office Properties Trust (a real estate investment trust). See "Certain Relationships and Related Party Transactions" regarding Bancorp.

     Edward S. Brown, age 63, has served as a trustee of the Company since June 1999. Mr. Brown has been President of The Edward S. Brown Group (a real estate development company) since 1985.

     Jonathan Z. Cohen, age 33, has served as a trustee of the Company since September 1997, as the Secretary of the Company since February 1998 and as Vice-Chairman of the Board of Trustees since October 2003. Mr. Cohen has served in the following capacities for the following periods at Resource America, Inc. ("Resource America") (an energy, real estate and financial services proprietary asset management company): President since 2003, Chief Operating Officer and a Director since 2002, Executive Vice President from 2001 to 2003, Senior Vice President from 1999 to 2001. Since 1998, he has also served as Vice Chairman of

Resource America's energy industry subsidiary, Atlas America, Inc. Mr. Cohen is also the Chairman of The Richardson Group, Inc. ("Richardson") (a sales consulting company). See "Certain Relationships and Related Party Transactions" regarding Resource America and Richardson.

     S. Kristin Kim, age 40, has served as a trustee of the Company since October 2003. Ms. Kim has been President of AllLearn, an online education venture among Oxford, Stanford, and Yale universities since November 2002 and joined AllLearn in January 2001 as its General Counsel. From 1999 to 2001, Ms. Kim held several senior positions at Harvard University's John F. Kennedy School of Government, including Director for New Initiatives. From 1989 to 1999, she was an attorney at the law firm Simpson Thacher & Bartlett.

     Arthur Makadon, age 61, has served as trustee of the Company since July 2002. Mr. Makadon has served as the Chairman of Ballard, Spahr, Andrews & Ingersoll, LLP ("Ballard Spahr") (a law firm) since July 2002. Before that, since 1984, Mr. Makadon was Chairman of Ballard Spahr's litigation department.

     Joel R. Mesznik, age 58, has served as a trustee of the Company since its founding in August 1997. Mr. Mesznik has been President of Mesco Ltd. since its inception in 1990. Mesco Ltd. is a corporate financial advisory firm providing advisory services related to international financial transactions in a variety of industries. From 1976 to 1990, Mr. Mesznik was affiliated with Drexel Burnham Lambert, Inc. including, from 1976 to 1987, serving as head of its Public Finance Department. Mr. Mesznik is a director of several private companies and the general partner of several private real estate limited partnerships. Since 1993, Mr. Mesznik has served as a director of Pharma/wHealth Management Company S.A., which manages Pharma/wHealth, a Luxembourg stock exchange-listed open end fund investing in the healthcare sector. Since 2000, Mr. Mesznik has served as a director of Incentive Capital Group AG, a Swiss stock exchange-listed investment company. From June 1998 to July 2001 Mr. Mesznik served as a director of TRM Corporation, a convenience services company and, from May 1999 to July 2001, as the Vice Chairman of its Board of Directors.

     Daniel Promislo, age 71, has served as a trustee of the Company since its founding in August 1997. Mr. Promislo has been President since 1991 and a director since 1975 of Historical Documents Co. and was the founder and President of Historical Souvenir Co. (souvenir manufacturers) since its inception in 1957. He has also served as Managing Director (from 1998 to 2001) and was a past partner (from 1977 to 1994) of Wolf, Block, Schorr and Solis-Cohen (a law firm). From 1994 to 2003, he served as a director, and from 1996 to October 1997 was the Chairman of the Board of Directors, of WHYY, Inc. (the principal public television station in the Philadelphia metropolitan area).

INFORMATION CONCERNING THE BOARD OF TRUSTEES AND CERTAIN COMMITTEES

     The Board of Trustees held a total of 10 meetings during fiscal 2003. The Board of Trustees currently has four committees: the Audit Committee, Compensation Committee, Investment Committee and Nominating and Governance Committee. The committees on which trustees serve, the chairman of each committee, and the number of meetings held during 2003 are set forth below.

                                                               NOMINATING AND
BOARD MEMBER                          AUDIT     COMPENSATION     GOVERNANCE     INVESTMENT
------------                         --------   ------------   --------------   ----------
Betsy Z. Cohen.....................                                              Chairman
Edward S. Brown....................  Chairman            X               X              X
Jonathan Z. Cohen..................                                                     X
S. Kristin Kim.....................                                      X              X
Arthur Makadon.....................                               Chairman              X
Joel R. Mesznik....................         X            X               X              X
Daniel Promislo....................         X     Chairman                              X
Meetings held in 2003..............         9            2               2             14

     During fiscal 2003, all trustees attended at least 75% of the aggregate of
(a) the total number of meetings of the Board of Trustees held during the period for which the trustee had been a trustee and (b) the total number of meetings held by all committees of the Board of Trustees on which the trustee served during the periods that the trustee served. It is the policy of the Board of Trustees that all trustees attend the annual meeting of shareholders of the Company, if practicable. Four out of six trustees of the Company attended the Company's 2003 Annual Meeting of Shareholders. The Common Shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "RAS" and the Company is subject to the listing standards applicable thereto. The Board of Trustees has determined that Mr. Brown, Ms. Kim, Mr. Makadon, Mr. Mesznik and Mr. Promislo each satisfy the requirement for independence set out in Section 303A.02 of the Rules of the NYSE and meet the definition of an independent trustee set forth in the Company's Declaration of Trust. In making these determinations, the Board of Trustees reviewed information from each of these trustees concerning all their respective relationships with the Company and analyzed the materiality of those relationships.

     The Company has adopted a Code of Business Conduct and Ethics (the "Code") for the Company's trustees, officers and employees intended to satisfy New York Stock Exchange listing standards and the definition of a "code of ethics" set forth in Item 406 of Regulation S-K. The Company has also adopted Trust Governance Guidelines and charters for the Audit, Compensation, Investment and Nominating and Governance Committees of the Board of Trustees intended to satisfy NYSE listing standards. The Company's Trust Governance Guidelines, Code and these charters are available on the Company's website at www.raitinvestmenttrust.com and are available in print to any shareholders who requests it. Please make any such request in writing to RAIT Investment Trust, c/o RAIT Partnership, L.P., 1818 Market Street, 28th Floor, Philadelphia, PA 19103, Attention: Investor Relations.

     As set forth in the Company's Trust Governance Guidelines and in accordance with NYSE listing standards, the non-management trustees meet in executive session quarterly without management. The trustee who presides at these meetings is rotated each meeting among the chairs of the Audit Committee, Compensation Committee and Nominating and Governance Committee. Interested parties may communicate directly with the non-management trustees by sending their communications to the Company's internal auditor, The Outsourcing Partnership LLC ("Outsourcing"), 341 New Albany Road, Suite 100, Moorestown, NJ 08057. Shareholders may send communications to the Board of Trustees by sending them to Outsourcing as well. Outsourcing will forward these communications to the Chairman of the Audit Committee who will distribute them as appropriate.

AUDIT COMMITTEE

     The Audit Committee is appointed by the Board of Trustees to assist Board of Trustee oversight of (a) the integrity of the Company's financial statements,
(b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, and (d) the performance of the Company's internal audit function and independent auditors. The Audit Committee also shall prepare the audit committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement. The Board of Trustees has adopted a charter for the Audit Committee which is attached as Appendix A to this Proxy Statement. The Audit Committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix B to this Proxy Statement. The Board of Trustees has determined that Mr. Brown, Mr. Mesznik and Mr. Promislo meet the independence standards for audit committee members set forth in the listing standards of the NYSE, including those set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that Mr. Brown qualifies as an "audit committee financial expert" as that term is defined in applicable rules and regulations of the Exchange Act.

AUDIT COMMITTEE REPORT

     In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as amended (the "2003 Annual Report on Form 10-K"):

          (1) the Audit Committee reviewed and discussed the audited financial statements to be included in the 2003 Annual Report on Form 10-K with the Company's management;

          (2) the Audit Committee discussed with the Company's independent auditors, Grant Thornton LLP ("Grant Thornton"), the matters required to be discussed by Statement of Accounting Standards 61;

          (3) the Audit Committee received and reviewed the written disclosures and the letter from Grant Thornton required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton the independence of Grant Thornton and satisfied itself as to Grant Thornton's independence; and

          (4) based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trustees of the Company that the audited financial statements be included in the 2003 Annual Report on Form 10-K.

                                          The Audit Committee of the Board of
                                          Trustees:

                                          Edward S. Brown, Chairman
                                          Daniel Promislo
                                          Joel R. Mesznik

COMPENSATION COMMITTEE

     The Compensation Committee is appointed by the Board of Trustees to (a) have direct responsibility for approving the compensation of (i) the Company's chief executive officer and other officers of RAIT earning a base salary of $200,000 or more (collectively, the "Compensation Committee Officers") and (ii) the trustees, (b) administer the Company's equity-based plans, including the Amended and Restated RAIT Investment Trust 1997 Stock Option Plan (the "Stock Option Plan") and the RAIT Investment Trust Phantom Share Plan for Non-Employee Trustees (the "Phantom Share Plan"), (c) review any extraordinary compensatory payments to any employee of the Company and (d) produce an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries or was, during fiscal 2003, an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company was a director of another entity, any of whose executive officers served on the Company's Compensation Committee. No executive officer of the Company was a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, any of whose executive officers served on the Company's Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has direct responsibility for approving the compensation of RAIT's Chief Executive Officer and other officers of RAIT earning a base salary of $200,000 or more (collectively, the "Compensation Committee Officers") and administers RAIT's equity-based plans. The Compensation Committee also reviews any extraordinary compensatory payments to any employee of RAIT. The Chief Executive Officer sets the compensation of any executive officer who is not a Compensation Committee Officer and reports to the Compensation Committee on the basis for any such compensation to the extent the Compensation Committee deems advisable.

     The Company's compensation policies seek to compensate and reward executive officers for their contribution to the success of the Company and to provide appropriate compensation packages to attract, motivate and retain talented executive officers. The executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success and goals and, as such, is structured with three components: base salary, annual bonuses and long-term incentives. The Compensation Committee believes that the long-term commitment of the Company's current management team is a crucial factor in its future performance. To ensure the long-term commitment of key members of the

Company's management team, the Company entered into employment agreements with two of its executive officers in 2002: the Company's Chairman and Chief Executive Officer and the Company's President and Chief Operating Officer. These employment agreements are described in detail under "Employment Agreements" below. The Compensation Committee at least annually reviews the base salary, bonus and other compensation payable pursuant to these employment agreements.

  BASE SALARY

     Base salaries are not intended to compensate individuals for extraordinary performance or for above-average Company performance. Base salaries for executive officers are determined in part relative to pay practices in other real estate asset management businesses and REITs, as well as by the assessment of individual performance relative to responsibilities and objectives for performance.

  BONUS PLAN

     Executive officers are eligible to receive annual bonuses, which are generally based on the Company's overall performance during the preceding year and the individual's specific contribution to that performance. The Company does not have a defined bonus pool. The Compensation Committee, in its discretion, determines the allocation and amount of annual bonus payments to Compensation Committee Officers. No formula performance measures have been established for determining the amount of bonus awards; however, the Compensation Committee considers both individual contribution to the overall performance of the Company and the performance of the individual relative to expectations.

  LONG-TERM INCENTIVES

     General. Long-term incentives are designed to focus executive officers on the long-term goals and performance of the Company and to provide reward based on a composite of factors including the Company's relative performance to its sector both as to return on equity and other industry appropriate financial measures. The particular plans are intended to encourage the participants to strive to achieve the long-term success of the Company and to remain with the Company in order to fully benefit from the plans.

     Stock Options. Stock options are issued periodically to employees at an exercise price of no less than the then current market price of the Common Shares. Options have a ten-year life and vest over periods determined by the Compensation Committee at the time of grant. Allocation of available options is at the discretion of the Compensation Committee and is determined by potential contribution to, or impact upon, the overall performance of the Company by the employee.

     Savings Plan. The Company's 401(k) Plan offers eligible employees the opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching Company contributions in the form of Common Shares. During fiscal 2003, the Company matched 75% of the employee contributions with Common Shares. Any matching contribution made by the Company pursuant to this plan vests 20% per year of service. While participation in this plan is at the discretion of the qualified employee, the intent was, and remains, to reward all employees, including executive officers, based on the long-term success of the Company as measured by the return to shareholders.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     The Company's Chief Executive Officer has a compensation program that is generally governed by her employment agreement and combines base salary, cash bonuses and long-term incentive compensation, consisting of grants of options and a supplemental executive retirement plan established pursuant to her employment agreement. The Compensation Committee annually reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation, evaluates the Chief Executive Officer's performance in light of those goals and objectives, and sets the Chief Executive Officer's compensation level based on this evaluation and in accordance with the terms of the Chief Executive Officer's employment agreement with the Company. In determining the long-term incentive component of Chief Executive Officer compensation, the Compensation Committee considers the Company's performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies and the awards given to the Chief Executive Officer in past years.

     The Compensation Committee determined to increase Mrs. Cohen's base salary from $550,000 to $600,000 as of October 2003. The Compensation Committee further determined to award Mrs. Cohen a bonus of $495,000 in 2003 and stock options exercisable for 45,000 Common Shares under the Stock Option Plan. In making these determinations, the Compensation Committee took particular note of the Company's increase in revenues, earnings, total dividends paid and total assets from the previous fiscal year, the cumulative total return on the Common Shares since the Company's initial public offering as compared to the cumulative total return of the S&P 500 Index and the National Association of Real Estate Investment Trusts (NAREIT) Mortgage REIT Index, and the NAREIT Hybrid REIT Index, and the two offerings of Common Shares completed in 2003. In addition, the Compensation Committee considered the compensation of chief executive officers at comparable companies. The Compensation Committee believes that the efforts of Mrs. Cohen were a principal reason that the Company was able to produce such results and that Mrs. Cohen was instrumental in completing these offerings, which together signified the capital markets' recognition of the value of the Company's consistent superior performance.

  NO INCORPORATION BY REFERENCE

     The Compensation Committee of the Board of Trustees of RAIT Investment Trust has provided this report. This report and related disclosure, including the Performance Graph, shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the "Acts"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                          Members of the Compensation Committee:

                                          Daniel Promislo, Chairman
                                          Edward S. Brown
                                          Joel R. Mesznik

INVESTMENT COMMITTEE

     The Investment Committee is established by the Board of Trustees to assist the Board of Trustees by reviewing all current management investment practices and evaluating and monitoring all existing and proposed investments by the Company. The Chairman of the Board of Trustees is the Chairman of the Investment Committee and appoints the other members of the Investment Committee.

NOMINATING AND GOVERNANCE COMMITTEE

     The Nominating and Governance Committee is appointed by the Board of Trustees to (a) assist the Company and the Board of Trustees in maintaining an effective and knowledgeable Board of Trustees, including assisting the Board of Trustees by identifying individuals qualified to become trustees and recommending to the Board of Trustees the trustee nominees for the next annual meeting of shareholders and the trustees to be appointed to the Audit, Compensation and Nominating and Governance Committees, and (b) develop and recommend for the Board of Trustee's consideration governance guidelines for the Company.

As stated above, all of the members of this committee have been determined by the Board of Trustees to be independent under applicable NYSE listing standards.

     The Nominating and Governance Committee will consider candidates for nomination as a trustee recommended by shareholders, trustees, officers, third party search firms and other sources. In evaluating candidates, the Nominating and Governance Committee considers the attributes of the candidate (including skills, experience, international versus domestic background, diversity, age, and legal and regulatory requirements) and the needs of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating and Governance Committee will consider individuals recommended by shareholders for nomination as a trustee in accordance with the procedures described under "Shareholder Proposals and Nominations."

     The Nominating and Governance Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee seeks to insure that the membership of the Board of Trustees and each committee of the Board of Trustees satisfies all relevant listing standard requirements of the NYSE and applicable laws and regulations and all requirements of the Company's governance documents. The Nominating and Governance Committee seeks to achieve a mixture of skills which are all related to the Company's business. The nature of the specific qualifications, qualities or skills that the Nominating and Governance Committee may look for in any particular trustee nominee is dependent on the qualifications, qualities and skills of the rest of the trustees at the time of any vacancy on the Board of Trustees.

                    PROPOSAL 2.  RATIFICATION OF ACCOUNTANTS

     The Board of Trustees recommends that the shareholders ratify the selection of Grant Thornton LLP ("Grant Thornton"), independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2004. Representatives of Grant Thornton are expected to be present at the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required to ratify the appointment of Grant Thornton as the Company's independent public accountants.

AUDIT FEES

     The following table presents the aggregate fees billed by Grant Thornton for each of the services listed below for each of the Company's last two fiscal years. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

                                                                2003       2002
                                                              --------   --------
Audit Fees(1)...............................................  $255,796   $213,373
Audit-Related Fees(2).......................................    29,252     19,275
Tax Fees(3).................................................    51,571     38,776
All Other Fees(4)...........................................        --         --
                                                              --------   --------
Total.......................................................  $336,619   $271,424
                                                              ========   ========

---------------

(1) Audit fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton in connection with its audit of the Company's consolidated financial statements and its limited reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years.

(2) Audit-related fees consisted of the aggregate fees billed for assurance and related services rendered by Grant Thornton that are reasonably related to the performance of the audit or review of the unaudited consolidated interim financial statements and are not disclosed under "Audit Fees" above. These services consisted primarily of employee benefit plan audits and accounting consultations in 2003 and accounting consultations in 2002.

(3) Tax fees consisted of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4) All other fees would consist of the aggregate fees billed for products and services other than the services described under audit fees, audit-related fees and tax fees; however, no such products and services were provided in the relevant periods.

     None of the audit-related services and tax services described above were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) under the Exchange Act.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Board of Trustees does not intend to present and has not been informed that any other person intends to present any other matters for action at the annual meeting. However, if other matters do properly come before the meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

     Except as set forth in this section, all Common Shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of Common Shares owned, as of March 8, 2004, by each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Shares. This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

                                                                COMMON SHARES
                                                              AMOUNT AND NATURE   PERCENT
                                                                OF BENEFICIAL       OF
BENEFICIAL OWNER                                                  OWNERSHIP        CLASS
----------------                                              -----------------   -------
Barclays Global Investors, N.A., and Barclays Global Fund
  Advisors..................................................      1,632,152(1)      7.0%
Kensington Investment Group, Inc. ..........................      1,504,175(2)      6.5%
Wellington Management Company, LLP..........................      1,527,700(3)      6.6%

---------------

(1) Information based on Schedule 13G filed February 17, 2004 stating that Barclays Global Investors, N.A. had sole voting power and sole dispositive power with respect to 1,281,669 Common Shares and beneficially owned 1,429,123 Common Shares, in the aggregate, and that Barclays Global Fund Advisors had sole voting power and sole dispositive power with respect to 203,029 Common Shares. The address of both of these entities is reported as 45 Fremont Street, San Francisco, CA 94105.

(2) Information based on Schedule 13G filed January 21, 2004 stating that Kensington Investment Group, Inc. had sole voting power and sole dispositive power with respect to 1,504,175 Common Shares. The address of this entity is reported as 4 Orinda Way, Suite 200C, Orinda, CA 94563.

(3) Information based on Schedule 13G filed February 12, 2004 stating that Wellington Management, Company, LLP had shared voting power with respect to 1,222,000 Common Shares and shared dispositive power with respect to 1,527,700 Common Shares. The address of this entity is reported as 75 State Street, Boston, MA 02109.

     The following table sets forth the number and percentage of Common Shares owned as of March 8, 2004 and the number and percentage of the Company's 7.75% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (the "Series A Preferred Shares"), owned as of March 19, 2004 (the date of the original issuance of the Series A Preferred Shares), by
(a) each of the Company's present trustees, (b) each of the Company's present executive officers, and (c) all of the Company's present executive officers and trustees as a group. This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common Shares issuable pursuant to vested options or warrants are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

     Holders of the Series A Preferred Shares generally have no voting rights and will have no voting rights at the Company's 2004 annual meeting of shareholders. The holders of these shares only obtain voting rights in limited circumstances, none of which have occurred. In particular, in the event dividends on the Series A Preferred Shares were in arrears for six or more quarterly periods (whether or not consecutive), the holders of these shares (voting together as a single class with all other shares of any class or series of shares ranking on a parity with the Series A Preferred Shares which are entitled to similar voting rights, if any) would be entitled to vote for the election of two additional trustees to serve on the Board of Trustees until all dividends in arrears on outstanding Series A Preferred Shares have been paid or declared and set apart for payment. In addition, the issuance of future senior shares or certain changes to the terms of the Series A Preferred Shares that would be materially adverse to the rights of holders of the Series A Preferred Shares cannot be made without the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Shares.

                                                           AMOUNT AND NATURE
                       AMOUNT AND NATURE                     OF BENEFICIAL
                         OF BENEFICIAL      PERCENT OF         OWNERSHIP        PERCENT OF CLASS
                           OWNERSHIP         CLASS OF         OF SERIES A          OF SERIES A
BENEFICIAL OWNER       OF COMMON SHARES    COMMON SHARES   PREFERRED SHARES     PREFERRED SHARES
----------------       -----------------   -------------   -----------------   -------------------
TRUSTEES:
Betsy Z. Cohen.......       473,150(1)          2.0%                --                  --
Edward S. Brown......        13,000               *                 --                  --
Jonathan Z. Cohen....        33,621(2)            *                 --                  --
S. Kristin Kim.......         1,000(3)            *                 --(4)               --
Arthur Makadon.......         3,500(5)            *                 --                  --
Joel R. Mesznik......        17,500(6)            *                 --                  --
Daniel Promislo......        15,500               *              4,000(7)                *

NON-TRUSTEE EXECUTIVE
  OFFICERS:
Jay R. Cohen.........       103,603(8)            *                 --                  --
Ellen J. DiStefano...        74,787(9)            *                 --                  --
Kenneth R.
  Frappier...........        21,543(10)           *                 --                  --
Scott F. Schaeffer...        94,444(11)           *             10,000                   *
All trustees and
  executive officers
  as a group (11
  persons)...........       852,613             3.6%            14,000                   *

---------------

  * Does not exceed 1%

 (1) Includes 46,626 Common Shares directly held by Mrs. Cohen; 6,987 Common Shares held in the Company's Cash and Deferred Savings Plan (the "401(k) Plan") for the benefit of Mrs. Cohen; 30,446 Common Shares held by an individual retirement account ("IRA") for the benefit of Mrs. Cohen; 126,801 Common Shares held by a charitable foundation of which Mrs. Cohen serves as trustee; 37,290 Common Shares held in an IRA account for the benefit of Mrs. Cohen's spouse, Edward E. Cohen, and 225,000 Common Shares issuable upon exercise of options granted under the Stock Option Plan. Excludes 58,912 Common Shares deposited in a "rabbi" trust established in connection with the supplemental executive retirement plan established pursuant to Mrs. Cohen's employment agreement with the Company. Excludes Common Shares held by Resource America, see "Certain Relationships and Related Party Transactions" below.

 (2) Includes 32,440 Common Shares held directly by Mr. Jonathan Z. Cohen, 681 Common Shares held in a 401(k) Plan account for his benefit and 500 Common Shares issuable upon exercise of options granted under the Stock Option Plan. Excludes Common Shares held by Resource America, see "Certain Relationships and Related Party Transactions" below.

 (3) Includes 1,000 Common Shares issuable upon exercise of options granted under the Stock Option Plan. These options are subject to early exercise rights, but will not vest within sixty days.

 (4) Excludes 2,000 Series A Preferred Shares held by Ms. Kim's mother. Ms. Kim disclaims beneficial ownership of these Series A Preferred Shares.

 (5) Includes 3,500 Common Shares issuable upon exercise of options granted under the Stock Option Plan. Of these options, 2,750 are fully vested and 750 are subject to early exercise rights but will not vest within sixty days.

 (6) Includes 7,000 Common Shares held directly by Mr. Mesznik and 10,500 Common Shares issuable upon exercise of options granted under the Stock Option Plan.

 (7) Includes 4,000 Series A Preferred Shares held by the Historical Souvenir Co. MPP Plan dated December 21, 1995. Mr. Promislo is the sole trustee and beneficiary of this plan.

 (8) Includes 4,500 Common Shares held directly by Mr. Jay R. Cohen; 4,208 Common Shares held in an IRA account for the benefit of Mr. Cohen; 27,771 Common Shares held jointly by Mr. Cohen and his spouse; 8,341 Common Shares held in an IRA account for the benefit of Mr. Cohen's spouse; 8,783 Common Shares held in Mr. Cohen's 401(k) Plan account; and 50,000 Common Shares issuable upon exercise of options granted under the Stock Option Plan.

 (9) Includes 4,500 Common Shares directly held by Mrs. DiStefano, 2,502 Common Shares held by Mrs. DiStefano jointly with her spouse; 1,295 Common Shares held in an IRA account for the benefit of Mrs. DiStefano, 1,190 Common Shares held in an IRA account for the benefit of Mrs. DiStefano's spouse, 64 Common Shares held in education IRA's for the benefit of Mrs. DiStefano's children, 4,554 Common Shares held in a 401(k) Plan account for the benefit of Mrs. DiStefano; and 60,682 Common Shares issuable upon exercise of options granted under the Stock Option Plan.

(10) Includes 9,000 Common Shares directly held by Mr. Frappier, 3,000 shares held by Mr. Frappier's spouse, 790 Common Shares held in a 401(k) Plan account for the benefit of Mr. Frappier, and 8,750 Common Shares issuable upon exercise of options granted under the Stock Option Plan. Of these options, 6,500 are fully vested and 1,250 are subject to early exercise rights but will not vest within sixty days

(11) Includes 87,500 Common Shares directly held by Mr. Schaeffer, 6,116 Common Shares held in a 401(k) Plan account for the benefit of Mr. Schaeffer, and 3,000 Common Shares held in an IRA account for the benefit of Mr. Schaeffer.

                         NON-TRUSTEE EXECUTIVE OFFICERS

     Information is set forth below regarding the background of each of the Company's executive officers who is not also a trustee. For the Company's officers who are also trustees, Betsy Z. Cohen and Jonathan Z. Cohen, this information can be found above under "Proposal 1. Election of Trustees -- Names of Trustees, Principal Occupations and Other Information."

     Scott F. Schaeffer, age 41, was elected in September 2000 to serve as President and Chief Operating Officer of the Company. Mr. Schaeffer served as the Vice Chairman of the Board of Resource America from 1998 to 2000, the Executive Vice President of Resource America from 1997 to 1998, and a Senior Vice President of Resource America from 1995 to 1997. Mr. Schaeffer also served as President of Resource Properties, Inc. (a wholly owned subsidiary of Resource America) from 1992 to 2000. Mr. Schaeffer was, until October 2002, a director of Resource America.

     Ellen J. DiStefano, age 38, was elected in October 1997 to serve as Chief Financial Officer of the Company. Mrs. DiStefano also served as a Vice President of the Company from October 1997 until December 1998 and has served as Executive Vice President of the Company since December 1998. From 1992 to August 1997, Mrs. DiStefano was Chief Financial Officer of Brandywine Construction & Management, Inc., a Philadelphia, Pennsylvania based national manager and developer of commercial, multifamily residential, office and hotel properties. See "Certain Relationships and Related Party Transactions." Mrs. DiStefano is a certified public accountant.

     Jay R. Cohen, age 63, was elected in October 1997 to serve as Executive Vice President of the Company. From 1995 through September 1997, Mr. Cohen was Executive Vice President and treasurer of CRIIMI MAE, Inc., Rockville, Maryland, a real estate investment trust ("REIT") investing in mortgage loans. Prior thereto, from 1983, Mr. Cohen served in various executive capacities with predecessor REITs to CRIIMI MAE, including service as Executive Vice President and Treasurer of CRI Insured Mortgage Association, Inc., CRI Liquidating REIT, Inc. and Capital Housing and Mortgage Partners, Inc. During such period, Mr. Cohen also served as President of Crico Mortgage Company, Inc., a manager of REITs and master limited partnerships.

     Kenneth Frappier, age 51, was elected in April 2002 to serve as Senior Vice President-Portfolio and Risk Management of the Company. From December 1999 until he joined the Company, Mr. Frappier was a Senior Vice President and Regional Chairman of the Senior Officers' Loan Committee in Pennsylvania and Southern New Jersey for Hudson United Bank (a commercial bank), following the merger of Hudson United Bancorp (a bank holding company) and JeffBanks, Inc., (a bank holding company) of which Mr. Frappier had been Senior Vice President since 1993. Before 1993, Mr. Frappier was an Executive Vice President for Dominion Bancshares Corporation's ("Dominion") Greater Washington Region (Northern Virginia, Washington, D.C. & Maryland) and, before the acquisition of State National Bank ("State") by Dominion in 1987, he was Senior Vice President and Senior Lender at State. Before 1977, he was a National Bank Examiner for the Comptroller of the Currency, a bureau of the U.S. Treasury Department.

                   TRUSTEE AND EXECUTIVE OFFICER COMPENSATION

TRUSTEE COMPENSATION

     Each non-employee trustee of the Company was paid for service during fiscal 2003 (a) a retainer of $10,000 and (b) a fee of $500 for each meeting attended by such trustee, whether in person or by conference telephone or other permissible electronic means, of the Board of Trustees or any committee of the Board of Trustees on which such trustee served as a member except that each non-employee chairman of any committee of the Board of Trustees was paid $2,500 for each meeting of that committee attended by such chairman, whether in person or by conference telephone or other permissible electronic means. The Company paid $165,500, in the aggregate, to all of the non-employee trustees in fiscal 2003, which includes the retainer and payments for attendance at meetings.

     In January 2004, the Board of Trustees adopted the Phantom Share Plan for non-employee trustees of the Company and appointed the Compensation Committee to administer the Phantom Share Plan. Mr. Brown, Ms. Kim, Mr. Makadon, Mr. Mesznik and Mr. Promislo are the trustees eligible to participate under the Phantom Share Plan. Under the terms of the Phantom Share Plan, the Compensation Committee designates a portion of each participating trustee's retainer to be credited to the Phantom Share Plan for a number of phantom shares equal to the amount of retainer forgone divided by the fair market value of the Common Shares on the date of crediting. No Common Shares are actually purchased for the trustee; instead, the trustee's interest in the Phantom Share Plan is reflected by a bookkeeping account. The value of the trustee's account would be based on the value of that number of Common Shares equal to the number of phantom shares in that account. Prior to distribution from the Phantom Share Plan, each trustee will receive dividend equivalents for any dividends paid on Common Shares for each phantom share that is credited to the trustee's account. A trustee is fully vested in his or her phantom shares at the time of grant.

     A trustee's phantom shares will be redeemed under the Phantom Share Plan at the time the trustee terminates his or her position from the Board of Trustees. The amount that will be paid to the trustee will be determined by taking the value of all phantom shares credited to the trustee's account under the Phantom Share Plan, which will be based on the fair market value of the Common Shares on the date of the trustee's termination. All redemptions under the Phantom Share Plan will be paid in a lump sum in cash, unless the Company's shareholders subsequently approve the issuance of Common Shares under the Phantom Share Plan. In such an event, the Compensation Committee will have the discretion to pay to trustee participants cash or Common Shares. Redemptions will occur within 45 days from the date the trustee participant terminates service.

     The Compensation Committee has approved that each non-employee trustee be paid for service during fiscal 2004 (a) a retainer of $20,000 for service during 2004 (half to be paid in cash and half in phantom shares), (b) a fee of $1,000 for each quarterly Board of Trustees meeting attended, (c) a fee of $500 for each other Board of Trustees meeting and each meeting of any committee of the Board of Trustees attended, (d) in the case of the Chairman of the Audit Committee, an additional fee of $2,000 for each meeting of the Audit Committee attended, resulting in an aggregate fee of $2,500 for each meeting of the Audit Committee attended; and (e) in the case of the Chairman of the Compensation Committee and the Chairman of the Nominating Committee, an additional fee of $1,000 for each meeting of the Compensation Committee or the Nominating Committee attended, respectively, resulting in an aggregate fee of $1,500 for each meeting of the Compensation Committee or the Nominating Committee attended, respectively. The 2004 retainer is expected to be paid in two equal installments around April and October of 2004 and each of the participant trustees were granted 173 phantom shares in March 2004 in connection with the first installment.

     In October 2003, the Compensation Committee approved the payment of retention bonuses for fiscal 2003 to three of the non-management trustees as follows: Mr. Mesznik and Mr. Promislo each received $16,920 and Mr. Brown received $12,690. In January 2004, the Compensation Committee granted each of Ms. Kim and Mr. Makadon 482 phantom shares in lieu of a cash retention bonus. The Compensation Committee expects to consider awarding retention bonuses for the non-management trustees in fiscal 2004, 2005 and 2006.

     All trustees are eligible to participate in the Stock Option Plan. In October 2003 upon joining the Board of Trustees, Ms. Kim was granted an option for 10,000 Common Shares exercisable for ten years from the date of grant at an exercise price per Common Share of $23.15 vesting in four equal annual installments on the anniversary of the grant date with early exercise rights as to 1,000 of the Common Shares. No other options were granted to non-employee trustees in fiscal 2003 or to date in fiscal 2004.

EXECUTIVE OFFICER COMPENSATION

     The following table sets forth certain information concerning the compensation paid or accrued by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers other than the Company's Chief Executive Officer (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                  ANNUAL COMPENSATION              -------------
                                       -----------------------------------------    SECURITIES
                                                                 OTHER ANNUAL       UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)   OPTIONS(#)(2)   COMPENSATION($)(3)
---------------------------     ----   ---------   --------   ------------------   -------------   ------------------
Betsy Z. Cohen................  2003    550,000    492,300               --           45,000             357,281
  Chairman & Chief              2002    450,000    350,000        1,083,613           10,000           1,602,534
  Executive Officer             2001    400,000    350,000               --               --               5,175

Scott F. Schaeffer............  2003    381,000    377,400          520,125           37,500               9,000
  President & Chief             2002    306,000    300,000          468,725            5,000               8,250
  Operating Officer             2001    306,922    300,000               --               --               7,875

Jay R. Cohen..................  2003    214,700    125,380               --            5,000              10,500
  Executive Vice President      2002    214,600    100,000          136,025            6,000               9,000
                                2001    214,600    100,000          107,300               --               5,175

Ellen J. DiStefano............  2003    271,919    125,380               --            5,000               8,992
  Executive Vice                2002    226,613    100,000           18,420            6,000               8,250
  President & Chief             2001    196,530     50,000               --               --               5,175
  Financial Officer

Kenneth R. Frappier...........  2003    180,767    114,550               --               --              10,500
  Senior Vice President         2002    120,442(4)  12,500            1,400           27,000               6,972
  Portfolio and Risk            2001         --         --               --               --                  --
  Management

---------------

(1) Reflects value realized upon the exercise of Stock Options.

(2) Reflects Common Shares awarded under the Stock Option Plan. Options with respect to 39,000 Common Shares that were awarded in 2002 have been exercised as of December 31, 2003. Other than the Stock Option Plan, the supplemental executive retirement plan (the "SERP") established pursuant to Mrs. Cohen's employment agreement and the 401(k) Plan, the Company does not have long-term incentive plans or pension or profit sharing plans.

(3) All amounts are matching payments made by the Company under the 401(k) Plan, except for $346,781 and $1,594,284 included in 2003 and 2002, respectively, for Mrs. Cohen, which represents the value of Common Shares and cash deposited into a "rabbi" trust that funds the SERP established under her employment agreement. See "Employment Agreements" below.

(4) Kenneth R. Frappier began his employment with the Company on April 3, 2002. The salary reported for 2002 was based on an annual salary rate of $181,933 for 2002.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the number of options granted during fiscal 2003 to the Named Executive Officers:

                                              INDIVIDUAL GRANTS
                       ----------------------------------------------------------------   GRANT DATE VALUE
                           NUMBER OF          % OF TOTAL                                  -----------------
                           SECURITIES       OPTIONS GRANTED   EXERCISE OF                    GRANT DATE
                       UNDERLYING OPTIONS    TO EMPLOYEES      BASE PRICE    EXPIRATION        PRESENT
NAME                       GRANTED(#)           IN 2003          ($/SH)       DATE(1)        VALUE($)(2)
----                   ------------------   ---------------   ------------   ----------   -----------------
Betsy Z. Cohen.......        45,000              34.7%           $23.15      10/21/2013        $30,600
Scott F. Schaeffer...        37,500              28.9%           $23.15      10/21/2013        $25,500
Jay R. Cohen.........         5,000               3.9%           $23.15      10/21/2013        $ 3,400
Ellen J. DiStefano...         5,000               3.9%           $23.15      10/21/2013        $ 3,400
Kenneth R.
  Frappier...........            --                --                --              --             --

---------------

(1) 25% of these options vest on each of the first four anniversaries of the grant date: October 21, 2004, October 21, 2005, October 21, 2006, and October 21, 2007.

(2) The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used for grants in 2003: dividend yield of 9.6%; expected volatility of 17.0%; risk-free interest rate of 4.9%; and expected lives of
    9.5 years.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth the number of option exercises and the value of unexercised options held by the Named Executive Officers.

                                                                     NUMBER OF            VALUE(2) OF
                                                                    SECURITIES            UNEXERCISED
                                                                    UNDERLYING           IN-THE- MONEY
                                                                UNEXERCISED OPTIONS       OPTIONS AT
                               COMMON SHARES                       AT FY-END(#)            FY-END($)
                                ACQUIRED ON        VALUE           EXERCISABLE/          EXERCISABLE/
NAME                            EXERCISE(#)    REALIZED($)(1)      UNEXERCISABLE         UNEXERCISABLE
----                           -------------   --------------   -------------------   -------------------
Betsy Z. Cohen...............         --               --         225,000/45,000       2,385,000/110,250
Scott F. Schaeffer...........     37,500          520,125               0/37,500                0/91,875
Jay R. Cohen.................         --               --           50,000/5,000          530,000/12,250
Ellen DiStefano..............         --               --           60,682/5,000          762,321/12,250
Kenneth Frappier.............         --               --            8,750/6,250           50,313/35,938

---------------

(1) Value is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options at the date of exercise ($25.52 per share on December 16, 2003).

(2) Value is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options at December 31, 2003 ($25.60 per share).

401(K) PLAN

     The Company offers the 401(k) Plan to all of its employees (except temporary, seasonal and on-call employees) who are at least age 21 and are employed at least 90 days. Participants may elect to defer any percentage of their eligible compensation and have the Company contribute it to the 401(k) Plan. During fiscal 2003, the Company matched 75% of employee contributions with Common Shares. Participants' accounts are increased or decreased by the earnings or losses of their individually-directed investments. Investments offered under the plan cover a wide range of risk levels and include Common Shares and individual brokerage accounts. Investments in Common Shares are neither required nor encouraged. The 401(k) Plan allows participants to borrow or take hardship distributions from their accounts. 401(k) Plan benefits are payable at death, termination of employment, disability, retirement or after attainment of age 59 1/2. The Company contributed employer matches on behalf of the Named Executive Officers as set forth in footnote 3 in the Summary Compensation Table.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with each of Betsy Z. Cohen, its Chairman and Chief Executive Officer, and Scott F. Schaeffer, its President and Chief Operating Officer.

  BETSY Z. COHEN

     On January 23, 2002, the Company entered into an employment agreement with Betsy Z. Cohen, its Chairman and Chief Executive Officer. The agreement has an effective date of October 1, 2001. The agreement with Mrs. Cohen provides that she will devote such time to the Company as is reasonably required to fulfill her duties. Under the agreement, Mrs. Cohen receives base salary of $450,000 per year, which may be increased by the Compensation Committee based upon its evaluation of Mrs. Cohen's performance. Mrs. Cohen is also eligible for bonuses as determined by the Compensation Committee. The agreement has a term of five years that is automatically renewed so that, on any day that the agreement is in effect, it will have a then current term of five years. The Company may terminate Mrs. Cohen without cause or Mrs. Cohen may resign for good reason upon sixty days notice. Upon any such termination or resignation, Mrs. Cohen will be entitled to receive only the amount due her under the Company's severance pay plans, if any; provided that, if she executes a mutual release of claims with the Company, she will receive a lump sum cash payment equal to her base salary payable over the remaining portion of the employment term and a pro rated bonus for the year in which the termination occurs. Upon or after a change of control of the Company, the Company may terminate Mrs. Cohen without cause or she may resign for good reason upon sixty days notice. Mrs. Cohen may also resign upon thirty days notice in which event no further payments are due other than accrued benefits. If Mrs. Cohen is disabled for ninety consecutive days, the Company may terminate her employment. If Mrs. Cohen's employment terminates on account of disability on or before October 1, 2004, the Company shall pay her base salary until December 31, 2006. If Mrs. Cohen's employment terminates on account of disability after October 1, 2004, the vesting of the SERP described below will accelerate and she will be credited with years of service as if she remained employed through her 65th birthday. Mrs. Cohen shall also receive a pro-rated bonus for the year in which the disability occurs. If Mrs. Cohen dies during her term of employment, the Company must pay her estate her accrued and unpaid base salary, a pro rated bonus for the year in which death occurs and 50% of the accrued benefit under the SERP. The Company may terminate Mrs. Cohen's employment at any time for cause. Upon any such termination for cause, Mrs. Cohen shall be entitled to any base salary and benefits accrued and earned before her termination.

     The agreement defines "cause," generally, as conviction of a felony, intentional and continuous failure to substantially perform duties or a breach of the confidentiality and intellectual property provisions of the agreement. The agreement defines "good reason," generally, as the Company reducing Mrs. Cohen's base salary, the Company demoting Mrs. Cohen or materially reducing her duties, the Company requiring Mrs. Cohen to be based outside of Philadelphia, Pennsylvania, the failure of Mrs. Cohen to be elected to the Board of Trustees or a material breach of the agreement by the Company. The agreement defines a "change of control," generally, as having occurred if (a) any person becomes a beneficial owner of securities representing more than 50% of the voting power of the then outstanding securities (other than a change resulting from the death of a shareholder or a transaction in which the Company becomes a subsidiary of another corporation and the shareholders of the Company immediately before that transaction hold securities representing more than 50% of the voting power of the parent corporation) or (b) the consummation of (i) a merger or consolidation of the Company where the shareholders of the Company immediately before the transaction will not beneficially own, after the transaction, securities representing more than 50% of the voting power of the surviving corporation,
(ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) a liquidation or dissolution of the Company or (c) the incumbent trustees cease for any reason to constitute at least two-thirds of the Board of Trustees, provided that if either the election or nomination of any new trustee was approved by a vote of at least two-thirds of the incumbent trustees before such election or nomination, the new trustee will be considered a member of the incumbent trustees.

     The employment agreement provides for the establishment of a SERP for Mrs. Cohen. Mrs. Cohen will be fully vested in the amount of the SERP benefit earned and the benefit will be fully accrued upon her attainment of age 65, upon the occurrence of a change of control or in the event that she is terminated by the Company without cause or resigns for good reason, as defined above. The employment agreement provides that the Company shall establish a trust to serve as the funding vehicle for the SERP benefits and shall make contributions to the trust in such amounts or in such number of the Common Shares as the Company reasonably determines to be sufficient to provide the present value of the benefit as accrued at the time of the contribution. The present value of this benefit is calculated based on certain actuarial assumptions as well as estimates of market returns and the amount of Mrs. Cohen's future salary. The normal retirement benefit is equal to 60% of Mrs. Cohen's average base plus incentive compensation for the three years preceding the termination of employment, less social security benefits, increasing by .05% for each month of employment after Mrs. Cohen reaches age 65. Mrs. Cohen's rights in the SERP benefit vest 25% for each year of service after October 31, 2002. In 2002, the Company established a trust to serve as the funding vehicle for the SERP benefit and deposited 58,912 Common Shares and $345,000 in this trust. At that time the Company has recorded deferred compensation of $1.25 million for the fair value of the Common Shares. For the year ended December 31, 2003 the Company funded cash of $347,000 to the trust and recognized $326,000 of compensation expense with regard to this commitment. Upon a change of control of the Company, the Company has agreed to immediately contribute to the trust an amount sufficient to permit the full payment of the SERP benefit due to Mrs. Cohen at age 65. Notwithstanding the establishment of a trust, the Company's obligation to pay the benefit constitutes a general, unsecured obligation of the Company, payable out of its general assets, and the assets of the trust will be available to pay the claims of the Company's creditors.

  SCOTT F. SCHAEFFER

     On January 23, 2002, the Company entered into an employment agreement with Scott F. Schaeffer, its President and Chief Operating Officer. The agreement has an effective date of October 1, 2001. Under the agreement, Mr. Schaeffer receives base compensation of $300,000 per year, which may be increased by the Compensation Committee based upon its evaluation of his performance. Mr. Schaeffer is also eligible for bonuses as determined by the Compensation Committee and is entitled to a car allowance of not less than $500 per month. The agreement has a term of three years that is automatically extended so that, on any day that the agreement is in effect, it will have a then current term equal to the employment term. The Company may terminate Mr. Schaeffer without cause or Mr. Schaeffer may resign for good reason upon sixty days notice. Upon any such termination or resignation, Mr. Schaeffer will be entitled to receive only the amount due him under the Company's severance pay plans, if any; provided that, if he executes a mutual release of claims with the Company, he will receive a lump sum cash payment equal to one-half of his base salary payable over the remaining portion of the employment term and a pro rated bonus for the year in which the termination occurs. Upon or after a change of control of the Company, the Company may terminate Mr. Schaeffer without cause or he may resign for good reason upon sixty days notice. Mr. Schaeffer may also resign upon thirty days notice in which event no further payments are due other than accrued benefits. If Mr. Schaeffer is disabled for ninety consecutive days, the Company may terminate his employment. If Mr. Schaeffer's employment terminates on account of disability, the Company shall pay him any accrued and unpaid amounts under the agreement and a pro rata bonus for the year in which his termination occurs. If Mr. Schaeffer dies during his term of employment, the Company must pay his estate any accrued and unpaid amounts under the agreement and a pro rated bonus for the year in which death occurs. The Company may terminate Mr. Schaeffer's employment at any time for cause. Upon any such termination for cause, Mr. Schaeffer shall be entitled to any base salary and benefits accrued and earned before his termination.

     The definition of "cause" is the same as in Mrs. Cohen's employment agreement except that, in addition, Mr. Schaeffer is subject to non-competition and non-solicitation provisions that, if breached, also constitute cause. The agreement defines "good reason" as generally, the Company's termination of Mrs. Cohen as Chief Executive Officer and Chairman "without cause" or her resignation for "good reason," as defined under her employment agreement, or the Company's ceasing to be publicly owned. The agreement defines a "change of control," generally, as the occurrence of any of the following: (a) the acquisition of the beneficial ownership of 25% or more of the Company's voting securities or all or substantially all of the assets of the Company by a single person or entity or group of affiliated persons or entities other than by a related entity affiliated with Mr. Schaeffer, Mrs. Cohen or their respective immediate families; or (b) the merger, consolidation or combination of the Company with an unaffiliated entity, other than such a related entity in which the trustees of the Company as applicable immediately prior to such merger, consolidation or combination constitute less than a majority of the board of directors of the surviving, new or combined entity unless one-half of the board of directors of the surviving, new or combined entity, were trustees of the Company immediately prior to such transaction and the Company's chief executive officer immediately prior to such transaction continues as the chief executive officer of the surviving, new or combined entity; or (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Trustees cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by the Company's shareholders of each new trustee was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of the period; or (d) the transfer of all or substantially all of the Company's assets or all or substantially all of the assets of its primary subsidiaries to an unaffiliated entity, other than to such a related entity.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     In the ordinary course of its business operations, the Company has ongoing relationships with several related entities. Transactions in which the amount involved exceeds $60,000 since January 1, 2003 are described below.

     Resource America was the sponsor of the Company. Resource America held approximately 1.9%, 2.9% and 6.8% of the Company's outstanding common shares at March 8, 2004, December 31, 2003 and January 1, 2003, respectively. Resource America had the right to nominate one person for election to the Board of Trustees of the Company until its ownership of the outstanding Common Shares fell below 5% in June 2003. The Chairman and Chief Executive Officer of the Company, Betsy Z. Cohen, is (a) the spouse of Edward E. Cohen, the Chairman and Chief Executive Officer of Resource America, (b) the parent of Daniel Cohen, who was, until October 2002, a director of Resource America and (c) the parent of Jonathan Z. Cohen, the President, Chief Operating Officer and a director of Resource America. Jonathan Cohen is also the Vice-Chairman, a Trustee and the Secretary of the Company and served as Resource America's nominee to the Board of Trustees of the Company. The President and Chief Operating Officer of the Company, Scott F. Schaeffer, was, until October 2002, a director of Resource America.

     In December 2003, the Company was paid $100,000 for facilitating an acquisition by an unrelated third party financial institution of a $10.0 million participation in a loan owned by Resource America. The Company had previously owned the participation from March 1999 until June 2002 and, in order for another party to acquire it, the Company had to reacquire it and then sell it to them. The transaction was completed in January 2004, at which time the Company earned an additional $23,000 representing interest for the eight days the Company had funded the participation.

     The Company anticipates that it will purchase and sell additional loans and lien interests in loans to and from Resource America, and participate with it in other transactions.

     Brandywine Construction & Management, Inc. ("Brandywine"), is an affiliate of the spouse of Betsy Z. Cohen, the Chairman and Chief Executive Officer of the Company. Brandywine provided real estate management services to 16 and 10 properties underlying the Company's investments in real estate at December 31, 2003, and January 1, 2003, respectively. Management fees in the amount of $1.2 million were paid to Brandywine for the year ended December 31, 2003 relating to the properties owned by the Company. The Company believes that the management fees charged by Brandywine are comparable to those that could be obtained from unaffiliated third parties. The Company continues to use Brandywine to provide real estate management services to properties underlying the Company's investments.

     For a description of Mrs. Cohen's titles with Bancorp and Bancorp Inc., see her biography above under "Proposal 1. Election of Trustees -- Names of Trustees, Principal Occupations and Other Information." Daniel G. Cohen, Mrs. Cohen's son, (a) has been the Vice-Chairman of the Board of Bancorp since November 2003, was the Chairman of the Board of Bancorp before November 2003 and has been Chairman of the Executive Committee of Bancorp since 1999 and (b) has been the Chairman of the Board of Bancorp Inc. and Chairman of the Executive Committee of Bancorp Inc. since 1999. The Company maintains most of its checking and demand deposit accounts at Bancorp. As of December 31, 2003, the Company had approximately $11.7 million on deposit, of which approximately $11.6 million is over the FDIC insurance limit. The Company pays a fee of $5,000 per month to Bancorp for information system technical support services. The Company paid $60,000 for these services for the year ended December 31, 2003.

     The Company subleases a portion of its downtown Philadelphia office space from Bancorp. The Company's annual rental is an apportionment of the rental paid by Bancorp based upon the amount of square footage the Company occupies. The sub-lease expires in August 2010 with two five-year renewal options. Rent paid to Bancorp was approximately $244,000 for the year ended December 31, 2003.

     The Company sub-leases the remainder of its downtown Philadelphia office space under an operating lease with The Richardson Group, Inc. ("Richardson") whose Chairman is Jonathan Z. Cohen, the Vice-Chairman, a trustee and Secretary of the Company, and a son of the Chairman and Chief Executive Officer of the Company. The Senior Vice President and Chief Operating Officer of Richardson is the spouse of Ellen J.

DiStefano, the Executive Vice President and Chief Financial Officer of the Company. The Company's annual rental is an apportionment of the rental paid by Richardson based upon the amount of square footage the Company occupies. The sub-lease expires in August 2010 with two five-year renewal options. Rent paid to Richardson was approximately $42,500 for the year ended December 31, 2003.

     Daniel G. Cohen is the principal owner of the corporate parent of Cohen Brothers & Company ("Cohen Brothers"), a registered broker-dealer. In March 2003, Jonathan Z. Cohen sold his 50% equity interest in this corporate parent to Daniel G. Cohen. Cohen Brothers has acted as a dealer in the public offerings the Company made of its Common Shares in February 2003 and October 2003 and of its Series A Preferred Shares in March 2004. In the February 2003 offering, Cohen Brothers was allocated 150,000 Common Shares at the public offering price less a standard dealer's concession of $0.48 per share. In the October 2003 offering, Cohen Brothers was allocated 125,000 Common Shares at the public offering price less a standard dealer's concession of $0.61 per share. In the March 2004 offering, Cohen Brothers was allocated 60,000 Series A Preferred Shares at the public offering price less a standard dealer's concession of $0.50 per share.

CERTAIN BUSINESS RELATIONSHIPS

     Arthur Makadon, a trustee of the Company, is a partner and the Chairman of Ballard Spahr, a law firm. The Company retained Ballard Spahr during 2003 to provide it with legal advice especially regarding matters of Maryland law. The Company paid Ballard Spahr $23,801 for these services. Mr. Makadon did not provide any legal services to the Company. Based on information provided by Mr. Makadon, legal fees paid by the Company to Ballard Spahr were not material to either Mr. Makadon or Ballard Spahr. In 2004, the Company retained new Maryland law counsel and does not currently retain Ballard Spahr.

INDEBTEDNESS OF MANAGEMENT

     In February and April 2002, the Company granted to its employees, executive officers and trustees options to purchase Common Shares under the Stock Option Plan. These options, which were exercised in March and April 2002, had exercise prices of $16.92 and $19.85, respectively, per Common Share. The Common Shares issued pursuant to all of these exercises were restricted as to their transferability, with the restrictions lapsing as to 25% of the Common Shares annually for each of the four years following the date of grant. At the time of exercise, the Company provided loans to each person in the amount necessary to exercise such options. The loans are evidenced by promissory notes. The principal amount of these promissory notes bears interest at a rate of 6% per annum. Interest on the outstanding principal amount is payable quarterly and 25% of the original principal amount of each promissory note is payable on each of the first four anniversaries of the date of the promissory note. The notes are to be fully paid on the fourth anniversary of their issuance date. The Common Shares that were acquired pursuant to the option exercise secure each note and the maker of such note is personally liable for 25% of the outstanding balance due. Any payments of principal are deemed to first reduce the amount of the maker's personal liability and the Company agreed to accept as full satisfaction of amounts due under the promissory note for which the maker is not personally liable the return of all Common Shares purchased by maker with the proceeds of the promissory note.

     The following table sets forth certain information regarding the amount of indebtedness owed to the Company by any of its executive officers and trustees whose indebtedness exceeded $60,000 at any time since January 1, 2003 and the number of Common Shares acquired upon the option exercise at the time such indebtedness was incurred.

                                                    LARGEST AGGREGATE
                                                        AMOUNT OF         PRINCIPAL        NUMBER OF
                                                      INDEBTEDNESS      INDEBTEDNESS     COMMON SHARES
                                                    OUTSTANDING SINCE   TO COMPANY AT    ACQUIRED UPON
                                                     JANUARY 1, 2003    APRIL 1, 2004   OPTION EXERCISE
                                                    -----------------   -------------   ---------------
Kenneth Frappier..................................      $238,200          $119,000           12,000
Betsy Cohen.......................................      $169,200          $ 84,600           10,000
Jay Cohen.........................................      $101,520          $ 50,760            6,000
Ellen DiStefano...................................      $101,520          $ 50,760            6,000
Scott Schaeffer...................................      $ 84,600          $ 42,300            5,000
Jonathan Cohen....................................      $ 67,680          $ 33,840            4,000
Joel Mesznik......................................      $ 67,680          $ 33,840            4,000
Daniel Promislo...................................      $ 67,680          $ 33,840            4,000

                               PERFORMANCE GRAPH

     The following graph compares the index of the cumulative total shareholder return on the Common Shares for the measurement period commencing December 31, 1998 and ending December 31, 2003 with the cumulative total returns of the National Association of Real Estate Investment Trusts (NAREIT) Hybrid REIT index, the NAREIT Mortgage REIT index and the S&P 500 Index. The following graph assumes that each index was 100 on the initial day of the relevant measurement period and that all dividends were reinvested. Historical stock price performance is not necessarily indicative of future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               AMONG THE COMPANY, THE NAREIT MORTGAGE REIT INDEX,
               THE NAREIT HYBRID REIT INDEX AND THE S&P 500 INDEX

                                    [GRAPH]

--------------------------------------------------------------------------------------------------
                       12/31/1998   12/31/1999   12/31/2000   12/31/2001   12/31/2002   12/31/2003
--------------------------------------------------------------------------------------------------
 RAIT...............     100.00       117.71       160.01       241.16       356.09       466.27
 NAREIT Mortgage....     100.00        66.78        77.44       137.34       180.01       283.33
 NAREIT Hybrid......     100.00        64.10        71.55       107.86       132.99       207.72
 S&P 500............     100.00       121.04       110.02        96.94        75.52        97.18

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, trustees and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports.

     Based solely on its review of the reports received by it, or representations from certain reporting persons that no filings were required for those persons, the Company believes that, before or during fiscal 2003, no officers, trustees or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

     Under rules promulgated by the Securities and Exchange Commission, holders of Common Shares who desire to submit proposals for inclusion in the proxy statement of the Company for its 2005 annual meeting of shareholders, subject to compliance with the eligibility standards specified in such rules, must submit such proposals to the Secretary of the Company by December 6, 2004. The proxy for the 2005 annual meeting of shareholders may confer discretionary authority to vote on any matters brought before that meeting where (a) the Company receives notice of the proposal before February 18, 2005 and advises shareholders in the 2005 proxy statement about the nature of the proposal and how management intends to vote on the proposal or (b) the Company has not received notice of the matter by February 18, 2005. According to the Company's by-laws, only such persons as are duly nominated by (i) the incumbent trustees or (ii) by a shareholder who is entitled to vote at the annual meeting of shareholders and who has filed his nominations with the Secretary of the Company at least twenty days before the time scheduled for said meeting shall be eligible for election.

     Shareholders who wish to submit their recommendations for trustee candidates to the Nominating and Governance Committee should send their written recommendation to the Company's executive offices, attention: Nominating and Governance Committee Chairman. These shareholders must represent that they are a shareholder of the Company and will remain so through the date of the relevant annual meeting of shareholders of the Company and include the written consent of the person so recommended to serve as a trustee if nominated and elected. All shareholder recommendations received by the Nominating and Governance Committee will be reviewed at the first meeting of the Nominating and Governance Committee held after receipt of the recommendation. The Nominating and Governance Committee will consider nominees recommended by security holders for the 2005 annual meeting if submitted as described above at least one month before the meeting of the Nominating and Governance Committee scheduled for January 2005.

                     ANNUAL REPORT AND REPORT ON FORM 10-K

     THE COMPANY'S 2003 ANNUAL REPORT TO SHAREHOLDERS, INCLUDING THE FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003, WAS SENT TO SHAREHOLDERS OF RECORD AS OF MARCH 8, 2004. SHAREHOLDERS OF RECORD AS OF MARCH 8, 2004, AND BENEFICIAL OWNERS OF THE COMMON SHARES ON THAT DATE, MAY OBTAIN FROM THE COMPANY, WITHOUT CHARGE, A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF THE EXHIBITS THERETO, BY A REQUEST IN WRITING. SUCH REQUESTS SHOULD BE DIRECTED TO THE COMPANY, AT ITS PHILADELPHIA ADDRESS STATED HEREIN, AND TO THE ATTENTION OF THE SECRETARY. BENEFICIAL OWNERS MUST INCLUDE IN THEIR WRITTEN REQUESTS A GOOD FAITH REPRESENTATION THAT THEY WERE BENEFICIAL OWNERS OF THE COMMON SHARES ON MARCH 8, 2004.

                                          By order of the Board of Trustees

                                                 /s/ JONATHAN Z. COHEN
                                               ----------------------------
                                               Jonathan Z. Cohen, Secretary

April 5, 2004

                                                                      APPENDIX A

                             RAIT INVESTMENT TRUST

                              AMENDED AND RESTATED
                            AUDIT COMMITTEE CHARTER
                             AS OF JANUARY 29, 2004

PURPOSE

     The Audit Committee is appointed by the Board of Trustees ("the Board") of RAIT Investment Trust ("RAIT") to assist Board oversight of (i) the integrity of the financial statements of RAIT, (ii) the compliance by RAIT with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of RAIT's internal audit function and independent auditors.

     The Audit Committee shall prepare the audit committee report required by the rules of the Securities and Exchange Commission to be included in RAIT's annual proxy statement.

COMMITTEE MEMBERSHIP

     The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange or any other securities exchange or interdealer automated quotation system on which RAIT's securities are traded (the "Relevant Trading Market") applicable to a member of the Audit Committee and Rule 10A-3 under the Securities Exchange act of 1934, as amended. To the extent practicable, the Audit Committee should include at least one person who satisfies the definition of "audit committee financial expert" set out in Item 401(e) of Regulation S-K. No member of the Audit Committee may simultaneously serve on the audit committee of more than three public companies (including RAIT's Audit Committee). The term "public company" shall mean an "issuer" as that term is defined in the Sarbanes-Oxley Act of 2002, and any issuer similarly regulated under the securities laws of any foreign jurisdiction.

COMMITTEE DUTIES AND RESPONSIBILITIES

     The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by RAIT (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for RAIT, and each such registered public accounting firm shall report directly to the Audit Committee. The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification), and shall approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditors. The Audit Committee shall have the sole authority to preapprove any auditing service or non-audit service (as defined in the Rule 2-01(c)(4) of Regulation S-X) performed by the independent auditor as required by Rule 2-01(c)(7) of Regulation S-X. The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant preapprovals required under such Section. Each decision of any member to whom authority is so delegated to preapprove an activity under such Section shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may form and delegate authority to subcommittees when appropriate. The Audit Committee shall consult with management but shall not delegate these responsibilities to management.

     The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by RAIT regarding accounting, internal accounting controls, or auditing matters, (ii) the confidential, anonymous submission by employees of RAIT of concerns regarding questionable accounting or auditing matters and (iii) interested parties to communicate directly with the presiding trustee of meetings of the non-management trustees or with the non-management trustees as a group.

     The Audit Committee shall have the authority to retain independent counsel and other advisors, as it determines necessary to carry out its duties. RAIT shall provide for appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to any public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for RAIT, (ii) compensation to any advisors employed by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

     The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may request any officer or employee of RAIT or RAIT's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee. The Audit Committee shall meet with management, the persons performing the internal audit function and the independent auditor in separate executive sessions periodically. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with RAIT's investment bankers or financial analysts who follow RAIT.

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

     The Audit Committee, to the extent it deems necessary or appropriate, shall:

  FINANCIAL STATEMENT AND DISCLOSURE MATTERS

     1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in RAIT's Form 10-K.

     2. Review and discuss with management and the independent auditor RAIT's quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in management's discussion and analysis and including the results of the independent auditors' reviews of the quarterly financial statements.

     3. Review and discuss with management and/or the independent auditor (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in RAIT's selection or application of accounting principles, and major issues as to the adequacy of RAIT's internal controls and any special audit steps adopted in light of material control deficiencies, (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on RAIT's financial statements.

     4. Discuss with management RAIT's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Audit Committee need not discuss in advance each earnings release or each instance in which RAIT may provide earnings guidance.

     5. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on RAIT's financial statements.

     6. Discuss with management RAIT's major financial risk exposures and the steps management has taken to monitor and control such exposures, including RAIT's risk assessment and risk management policies. The Audit Committee must discuss guidelines and policies to govern the process by which risk assessment and management is undertaken.

     7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. Review with the independent auditor any audit problems or difficulties and management's response. In particular, discuss:

          (a) The adoption of, or changes to, RAIT's significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

          (b) The management letter provided by the independent auditor and RAIT's response to that letter.

          (c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     8. Review the experience and qualifications of the senior members of the independent auditor team.

     9. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and RAIT (to assess the auditor's independence). Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. This evaluation should include the review and evaluation of the lead partner of the independent auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

     10. In addition to assuring the regular rotation of the lead audit partner as required by Rule 2-01(c)(6) of Regulation S-X, consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

     11. Set clear hiring policies for RAIT's hiring of employees or former employees of RAIT's independent auditor.

     12. Discuss with the national office of the independent auditor issues on which they were consulted by RAIT's audit team and matters of audit quality and consistency.

     13. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

  OVERSIGHT OF RAIT'S INTERNAL AUDIT FUNCTION

     14. Review RAIT's internal audit function to insure it is an appropriate control process for reviewing and approving RAIT's internal transactions and accounting, including any outsourcing of some or all of this function.

     15. Review the significant reports to management prepared by the internal auditing department and management's responses.

     16. Discuss with the independent auditor the internal audit function, budget and staffing and any recommended changes in the planned scope of the internal audit.

  COMPLIANCE OVERSIGHT RESPONSIBILITIES

     17. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

     18. Obtain reports from management, RAIT's senior internal auditing executive, the independent auditor and legal advisors that RAIT and its subsidiary entities are in conformity with applicable legal requirements and RAIT's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to RAIT's policies and procedures regarding compliance with applicable laws and regulations and with RAIT's Code of Business Conduct and Ethics.

     19. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding RAIT's financial statements or accounting policies.

     20. Discuss with RAIT's counsel legal matters that may have a material impact on the financial statements or RAIT's compliance policies.

LIMITATION OF AUDIT COMMITTEE'S ROLE

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that RAIT's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                                                      APPENDIX B

              GUIDELINES OF RAIT INVESTMENT TRUST AUDIT COMMITTEE
                FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

     The Audit Committee (the "Committee") of RAIT Investment Trust ("RAIT") has adopted the following guidelines regarding the engagement of RAIT's independent auditor to perform services for RAIT:

     For audit services, the independent auditor will provide the Committee with an engagement letter with respect to any fiscal year sufficiently in advance of the October quarterly meeting of the Committee immediately preceding that fiscal year, if practicable, and otherwise by the January quarterly meeting of the Committee in that fiscal year outlining the scope of the audit services proposed to be performed during that fiscal year, together with a fee proposal which may include a range of fees. If agreed to by the Committee, this engagement letter and associated fee(s) will be formally accepted by the Committee at either its October or January quarterly Committee meeting.

     For non-audit services, RAIT management will submit to the Committee for approval any non-audit services that it recommends the Committee engage the independent auditor to provide for any fiscal year. RAIT management and the independent auditor will each confirm to the Committee that any non-audit service so submitted is permissible under all applicable legal requirements, including the listing requirements of the New York Stock Exchange. In addition to these planned non-audit services, a budget estimating the expense of any such non-audit service for that fiscal year will be provided. The Committee will approve both the permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

     To ensure prompt handling of unexpected matters, the Committee delegates to its Chairman or, if the Chairman is not reasonably available, any other member of the Committee, the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman or such other member, as the case may be, will report action taken to the Committee at the next Committee meeting.

     The independent auditor must ensure that all audit and non-audit services provided to RAIT have been approved by the Committee. The Chief Financial Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least quarterly to the Audit Committee.

                                                                      APPENDIX C

                             RAIT INVESTMENT TRUST

                                     PROXY

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                      OF TRUSTEES OF RAIT INVESTMENT TRUST

     The undersigned hereby appoints Betsy Z. Cohen and Ellen J. DiStefano, and each of them, as and for the proxies of the undersigned, each with the power to appoint such proxy's substitute, and hereby authorizes them, or either of them, to vote all of the Common Shares of Beneficial Interest of RAIT Investment Trust held of record by the undersigned on March 8, 2004 at the Annual Meeting of Shareholders of RAIT Investment Trust, to be held Monday, May 10, 2004 and at any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof.

(continued and to be signed on reverse side)

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. ELECTION OF TRUSTEES

[ ] FOR ALL NOMINEES                            Nominees:
                                                [ ] Betsy Z. Cohen
[ ] WITHHOLD AUTHORITY                          [ ] Edward S. Brown
   FOR ALL NOMINEES                             [ ] Jonathan Z. Cohen
                                                [ ] S. Kristin Kim
                                                [ ] Arthur Makadon
[ ] FOR ALL EXCEPT                              [ ] Joel R. Mesznik
   (See instructions below)                     [ ] Daniel Promislo

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee for whom you wish to withhold authority to vote, as shown here [X]

2. PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2004 FISCAL YEAR

[ ] FOR  [ ] AGAINST  [ ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND FOR RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR RAIT INVESTMENT TRUST FOR FISCAL 2004. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

Please check the box if you plan to attend the meeting:  [ ]

                                               Date:
---------------------------------------------  ---------------------------------------------
Signature of Shareholder

                                               Date:
---------------------------------------------  ---------------------------------------------
Signature of Shareholder

NOTE: Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.



                                     C-2